EXECUTION VERSION

AMENDMENT NO. 3 dated as of May 27, 2009 (this “Amendment”), to the CREDIT AGREEMENT dated as of July 14, 2006, as amended by AMENDMENT NO. 1 dated as of January 11, 2008 and AMENDMENT NO. 2 dated as of February 24, 2009 (as so amended, the “Credit Agreement”), among TEREX CORPORATION, a Delaware corporation (“Terex”), NEW TEREX HOLDINGS UK LIMITED, a limited company organized under the laws of England (the “U.K. Borrower”), TEREX INTERNATIONAL FINANCIAL SERVICES COMPANY, a company organized under the laws of the Republic of Ireland (the “European Borrower”), TEREX MINING AUSTRALIA PTY LTD, a company organized under the laws of Australia and registered in New South Wales, Australia (the “Australian Borrower”), and TEREX ITALIA S.R.L., a company organized under the laws of the Republic of Italy (the “Italian Borrower” and, together with Terex, the U.K. Borrower, the European Borrower, and the Australian Borrower, the “Borrowers”), the Lenders (as defined in Article I of the Credit Agreement), the Issuing Banks (as defined in Article I of the Credit Agreement) and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders and the Issuing Banks have extended, and have agreed to extend, credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

B. The Borrowers have requested that certain provisions of the Credit Agreement be amended as provided herein.

C. The Required Lenders, on the terms and subject to the conditions set forth herein, are willing so to amend the Credit Agreement.

D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Reduction of Revolving Credit Commitments. In accordance with Section 2.09(b) of the Credit Agreement, Terex hereby notifies the Administrative Agent that on the Amendment Effective Date (as defined in Section 6 hereof), the aggregate amount of the Domestic Revolving Credit Commitments shall be reduced by $150,000,000 (the “Commitment Reduction”); provided that if, immediately after giving effect to such reduction, the Aggregate Domestic Revolving Credit Exposure would exceed the Total Domestic Revolving Credit Commitment, then prior to or substantially

2

simultaneously with such reduction Terex shall prepay Domestic Revolving Loans or Swingline Loans, as applicable, to the extent necessary to eliminate such excess, together with accrued and unpaid interest on the amounts so prepaid to but excluding the prepayment date. The Lenders hereby waive the requirements in Section 2.09(b) of the Credit Agreement that Terex give three Business Days’ notice to the Administrative Agent to effect such reduction.

SECTION 2. Agreement to Prepay Term Loans. On the Amendment Effective Date, without the need for any further notice, Terex shall make an optional prepayment pursuant to Section 2.12 of the Credit Agreement (the “Optional Prepayment”) of 30% of the aggregate principal amount of the Term Loans outstanding on May 27, 2009 (the “Record Date”), together with accrued and unpaid interest on the amount so prepaid to but excluding the prepayment date. The Lenders hereby agree that the Optional Prepayment shall not be applied to prepay any Incremental Term Loan made after the Record Date and hereby waive any contrary requirement in Section 2.12(b) of the Credit Agreement. The Lenders hereby waive the requirement in Section 2.12(a) of the Credit Agreement that the Borrower give three Business Days’ notice to the Administrative Agent to effect the Optional Prepayment. The Lenders and Terex acknowledge that the proceeds of certain capital markets transactions (the “Capital Market Transactions”) will be used to fund the Optional Prepayment, and should such capital markets transactions fail to occur, the Optional Prepayment will not be made, and this Amendment shall not be effective.

SECTION 3. Amendments to the Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:

“Fantuzzi Acquisition” shall mean the proposed acquisition by Terex of the port equipment businesses of Fantuzzi Industries S.a.r.l. and Noell Crane for total consideration of an amount not to exceed €200,000,000.

“Liquidity” shall mean, on any date, the sum of (i) the cash held by Terex and the Restricted Subsidiaries on such date and (ii) the aggregate amount available to be drawn under the Revolving Credit Commitments on such date.

“Reaffirmation and Security Agreement” shall mean the Reaffirmation and Security Agreement, substantially in the form of Exhibit A to Amendment No. 3 dated as of May 27, 2009 to this Agreement.

“Senior Secured Leverage Ratio” shall mean, on any date, the ratio of (a) Total Debt that is secured by Liens incurred under Section 6.02(b), (k) or (o) (or Section 6.02(l) if in respect of the foregoing) on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date; provided that

3

to the extent any Permitted Acquisition or Significant Asset Sale has occurred during the most recent period of four consecutive fiscal quarters, Consolidated EBITDA shall be determined for such period of four consecutive fiscal quarters on a pro forma basis for such occurrences in accordance with Section 1.05.

(b) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Percentage” shall mean, for any day (a) with respect to any Term Loan, (i) 3.75% per annum, in the case of a Eurocurrency Term Loan, or (ii) 2.75% per annum, in the case of an ABR Term Loan, (b) with respect to any A/C Fronted Fixed Rate Loan or A/C Fronted Base Rate Loan, the applicable percentage set forth below under the caption “Eurocurrency Spread—Revolving Loans” or “ABR Spread—Revolving Loans”, respectively, based upon the Consolidated Leverage Ratio as of the relevant date of determination, and (c) with respect to any Eurocurrency Revolving Loan or ABR Revolving Loan or with respect to the Facility Fees, as the case may be, the applicable percentage set forth below under the caption “Eurocurrency Spread—Revolving Loans”, “ABR Spread—Revolving Loans” or “Facility Fee Percentage”, as the case may be, based upon the Consolidated Leverage Ratio as of the relevant date of determination:

Consolidated Leverage Ratio	Eurocurrency Spread — Revolving Loans	ABR Spread — Revolving Loans	Facility Fee Percentage
Category 1 Greater than or equal to 3.00 to 1.00	3.00%	2.00%	0.75%
Category 2 Greater than or equal to 1.50 to 1.00 but less than 3.00 to 1.00	2.875%	1.875%	0.625%
Category 3 Less than 1.50 to 1.00	2.75%	1.75%	0.50%

Each change in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit on the date of delivery to the Administrative Agent of the financial statements and certificate required by Section 5.04(a) or (b) and Section 5.04(c), respectively, based upon the Consolidated Leverage Ratio as of the end of the most recent fiscal quarter included in such financial statements so delivered, and shall remain in effect until the date immediately preceding the next date of delivery of such financial statements and certificate indicating another such change. Notwithstanding the foregoing, at any time

4

after the occurrence and during the continuance of an Event of Default, the Consolidated Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

(c) The definition of the term “Consolidated Net Income” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting immediately before the word “Subsidiaries” in the second line thereof the word “Restricted” and (ii) inserting the words “(or loss)” immediately after the word “income” in clause (a) thereof.

(d) The definition of the term “Consolidated Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby deleted.

(e) The definition of the term “Permitted Acquisitions” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Acquisitions” shall mean (a) acquisitions (in a single transaction or a series of related transactions) of not less than 51% of the outstanding Equity Interests of any corporation, partnership, a division of any corporation or any similar business unit (or of all or substantially all the assets and business of any of the foregoing) engaged in a Related Business, (b) acquisitions (in a single transaction or a series of related transactions) of not less than 51% of the outstanding Equity Interests of any corporation, partnership, a division of any corporation or any similar business unit (or of all or substantially all the assets and business of any of the foregoing) engaged in a Related Business for an aggregate amount of consideration not to exceed (x) during the 12-month period ending June 30, 2010, $200,000,000 and (y) during the 12-month period ending June 30, 2011, $200,000,000 and (c) the Fantuzzi Acquisition so long as (i) in the case of clause (a), (b) and (c) above, Terex shall have delivered to the Administrative Agent a certificate certifying that at the time of and immediately after giving effect to such acquisition and the financing therefor, no Default or Event of Default shall have occurred and be continuing and (ii) in the case of clause (a) above, the Consolidated Leverage Ratio (calculated on a pro forma basis in accordance with Section 1.05) shall be less than or equal to 3.75 to 1.00.

(f) The definition of the term “Security Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “, the Reaffirmation and Security Agreement” immediately after the words “the North Atlantic Guarantee Agreement”.

(g) The definition of the term “Significant Asset Sale” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Significant Asset Sale” shall mean the sale, transfer, lease or other disposition by Terex or any Restricted Subsidiary to any person other than Terex

5

or a Restricted Subsidiary of all or substantially all of the assets of, or a majority of the Equity Interests in, a person, or a division or line of business or other business unit of a person if such person, division, line of business or other business unit contributed (i) more than 7.5% of, (ii) a negative EBITDA contribution of greater than 5% (on an absolute value basis) of or (iii) a negative EBITDA contribution of greater than $8,500,000 to, the Consolidated EBITDA of Terex and the Restricted Subsidiaries during the most recent period of four consecutive fiscal quarters preceding the date of such transaction for which financial statements are available.

(h) Section 1.05 of the Credit Agreement is hereby amended by inserting the words “and Senior Secured Leverage Ratio” immediately after the words “Consolidated Leverage Ratio”.

(i) Section 2.27(a) of the Credit Agreement is hereby amended by adding the following at the end thereof:

“For the avoidance of doubt, Incremental Term Loan Commitments may be denominated, and Incremental Term Loans may be made, in dollars, Pounds, Australian Dollars or Euro. Any Incremental Term Loans denominated in Australian Dollars, Pounds or Euro shall be Other Term Loans, and the Dollar Equivalent thereof on the effective date thereof shall be used to determine the remaining Incremental Amount.”

(j) Section 3.13(a) of the Credit Agreement is hereby amended by deleting the words “together with the proceeds of”.

(k) Section 3.13(b) of the Credit Agreement is hereby amended by inserting the words “Term Loans,” immediately after the words “Each Borrower will use the proceeds of the”.

(l) Section 6.01(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(j) Indebtedness consisting of (i) Acquired Indebtedness or (ii) Purchase Money Indebtedness or Capital Lease Obligations incurred in the ordinary course of business after the Closing Date; provided that at the time of the incurrence of any such Indebtedness and immediately after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) either (x) the Consolidated Leverage Ratio shall be less than or equal to 3.75 to 1.00 or (y) the aggregate principal amount of all Indebtedness incurred, created or assumed pursuant to this Section 6.01(j) at any time when the Consolidated Leverage Ratio exceeds 3.75 to 1.00 does not exceed $25,000,000 at any time;

(m) Section 6.01(l) of the Credit Agreement is hereby amended by replacing the words appearing before “(i)” with the words “Indebtedness incurred to

6

extend, renew or refinance Indebtedness described in paragraph (a), (c), (j), (k), (p) or (q) of this Section 6.01 (“Refinancing Indebtedness”) so long as”.

(n) Section 6.01(o) of the Credit Agreement is hereby amended by deleting the word “and” from the end thereof.

(o) Section 6.01(p) of the Credit Agreement is hereby amended by replacing the “.” at the end thereof with “; and”.

(p) Section 6.01 of the Credit Agreement is hereby amended by adding the following paragraph (q) at the end thereof:

(q) Indebtedness of one or more Foreign Subsidiaries incurred or assumed in connection with the Fantuzzi Acquisition in an aggregate principal amount not to exceed €120,000,000 at any time outstanding and any Guarantee of any or all thereof by Terex.

(q) Section 6.06(a) of the Credit Agreement is hereby amended by inserting the following after “(B)”:

“(x) at any time on or prior to June 30, 2011, immediately after giving effect to any payment, the Consolidated Leverage Ratio shall be less than or equal to 2.50 to 1.00 and (y) at any time after June 30, 2011,”

(r) Section 6.09(b) of the Credit Agreement is hereby amended by inserting the following after “(y)”:

“(1) at any time on or prior to June 30, 2011, immediately after giving effect to such distribution or payment, the Consolidated Leverage Ratio shall be less than or equal to 2.50 to 1.00 and (2) at any time after June 30, 2011,”

(s) Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 6.10. Liquidity. Permit the Liquidity at the end of any fiscal quarter of Terex ending on or prior to June 30, 2011 to be less than $250,000,000.

(t) Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7

SECTION 6.11. Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio at the end of any fiscal quarter of Terex ending during a period set forth below to be greater than the ratio set forth below for such period:

Period	Ratio
June 30, 2011 through and including September 30, 2012	3.50 to 1.00
October 1, 2012 through and including September 30, 2013	3.00 to 1.00
Thereafter	2.50 to 1.00

(u) Section 9.04(b) of the Credit Agreement is hereby amended by deleting the words “and the proposed assignee is not then a Revolving Credit Lender or an Affiliate thereof”.

(v) Article IX of the Credit Agreement is hereby amended by deleting Section 9.20 and substituting therefor “[RESERVED]”.

SECTION 4. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrowers agree to pay to each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 5:00 p.m., New York City time, on May 27, 2009, through the Administrative Agent, an amendment fee (the “Amendment Fee”) in an amount equal to 0.25% of the sum of the aggregate principal amount outstanding of such Lender’s Term Loans (prior to giving effect to the Optional Prepayment) and Revolving Credit Commitments (whether used or unused but prior to giving effect to the Commitment Reduction) as of such date. The Amendment Fee shall be payable in immediately available funds on, and subject to the occurrence of, the Amendment Effective Date (as defined below).

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Banks and each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

8

(b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 6. Effectiveness. This Amendment shall become effective as of the date set forth above on the date (the “Amendment Effective Date”) on which the following conditions shall be satisfied:

(a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrowers, (ii) the Subsidiary Guarantors and (iii) the Required Lenders.

(b) The Administrative Agent shall have received the Amendment Fee.

(c) Terex and the Subsidiary Guarantors shall have executed and delivered to the Collateral Agent the Reaffirmation and Security Agreement and shall have taken the actions required to be taken by them thereunder, to the extent required on or prior to the Amendment Effective Date.

(d) Terex shall have (i) raised at least $300,000,000 in cash proceeds from the Capital Market Transactions, (ii) made the Optional Prepayment and (iii) prepaid Domestic Revolving Credit Exposure to the extent required by Section 1 hereof.

(e) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Amendment Effective Date and duly executed by a Responsible Officer of Terex, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 of the Credit Agreement or have been or will be contemporaneously released or terminated, in each case except to the extent otherwise provided in the Reaffirmation and Security Agreement.

(f) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 of the Credit Agreement and the applicable provisions of the Security Documents.

SECTION 7. Authorization. The Lenders hereby authorize the Collateral Agent to enter into such documents and agreements as it may deem necessary or

9

advisable, including without limitation an amended and restated Guarantee and Collateral Agreement, in order to better create, perfect or otherwise evidence the security interests in the Collateral as contemplated by this Amendment and the Reaffirmation and Security Agreement.

SECTION 8. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrowers under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 11. Notices. All notices hereunder or in connection herewith shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

SECTION 12. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 13. Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby acknowledges receipt of and consents to the terms of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TEREX CORPORATION,
By

Name:
Title:

NEW TEREX HOLDINGS UK LIMITED,
by

Name:
Title:

TEREX INTERNATIONAL FINANCIAL SERVICES COMPANY,
by

Name:
Title:

TEREX MINING AUSTRALIA PTY LTD,
by

Name:
Title:

TEREX ITALIA S.R.L.,
by

Name:
Title:

EACH SUBSIDIARY GUARANTOR LISTED ON SCHEDULE I HERETO,
by

Name:
Title: Authorized Signatory

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender,
by

Name:
Title:

by

Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 3 DATED AS OF MAY 27, 2009, TO THE TEREX CORPORATION CREDIT AGREEMENT DATED AS OF JULY 14, 2006, AS AMENDED.

NAME OF LENDER:

By

Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 3 DATED AS OF MAY 27, 2009, TO THE TEREX CORPORATION CREDIT AGREEMENT DATED AS OF JULY 14, 2006, AS AMENDED.

NAME OF LENDER:

By

Name:
Title:

By

Name:
Title:

ANNEX I

Subsidiary Guarantors

Amida Industries, Inc.
A.S.V., Inc.
CMI Terex Corporation
Genie Holdings, Inc.
Genie Industries, Inc.
Genie International, Inc.
Genie Manufacturing, Inc.
Koehring Cranes, Inc.
Loegering Mfg. Inc.
Powerscreen Holdings USA Inc.
Powerscreen North America, Inc.
Powerscreen USA, LLC
Terex Advance Mixer, Inc.
Terex Cranes, Inc.
Terex Cranes Wilmington, Inc.
Terex USA, LLC
Terex Utilities, Inc.
Terex-Telelect, Inc.

EXHIBIT A

[FORM OF REAFFIRMATION AND SECURITY AGREEMENT]